Exhibit 99.1


Form 4 Joint Filer Information



Name:					Hawazen (BVI) Corp.

Address:				c/o Gestrust SA

					Case Postale 1507
					2 rue Thalberg
					CH-1211 Geneva 1

					Switzerland

Designated Filer:			Salah N. Osseiran

Issuer
Name and Ticker Symbol:		CTI Group (Holdings) Inc. (CTIG)

Date of
Event Requiring Statement:	January 21, 2005

Signature:				Hawazen
(BVI) Corp.


					By:	/s/ Salah N. Osseiran
						Name:	Salah
N. Osseiran
						Title:	Managing Director